EXHIBIT 16.1
Pannell Kerr Forster of Texas, P.C.
5847 San Felipe, Suite 2400
Houston, Texas 77057-3092

Tel: (713) 860-1400
Fax: (713) 355-3909

November 3, 2004,

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read Item 4 of Vital Livings, Inc.'s Form 8-K dated November 1, 2004, and agree with the statements made therein.

Yours truly,


/s/ Pannell Kerr Forster of Texas, P.C.